UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2025

CBRE GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32205	94-3391143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 North Pearl Street Suite 300 Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

(214) 979-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	"CBRE"	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2025, the Board of Directors of the Company (the “Board”) appointed Vincent Clancy to the Board, to serve until the Company’s 2025 annual meeting of stockholders. Mr. Clancy is the Chief Executive Officer and Chair of the Board of Directors of Turner & Townsend Limited (“Turner & Townsend”). Turner & Townsend provides program management, cost consultancy, and project management services globally, and has been a majority-owned subsidiary of the Company since 2021.

Mr. Clancy has served as Turner & Townsend’s Chief Executive Officer since 2008 and as Chair of its Board of Directors since 2015. In that capacity, in 2024, Mr. Clancy received total remuneration from Turner & Townsend of approximately £667,000, consisting of salary of £591,750, a £12,500 car allowance, and £62,750 in pension contributions. Mr. Clancy is expected to receive similar remuneration from Turner & Townsend in 2025, subject to inflation adjustments. In addition, Mr. Clancy is eligible to participate in the life insurance, private medical, and permanent health insurance schemes offered by Turner & Townsend to United Kingdom-based employees. In 2024, Mr. Clancy’s benefit related to these schemes was valued at approximately £6,000. In connection with his employment, Mr. Clancy and Turner & Townsend entered into an Executive Directors Service Agreement, dated as of April 4, 2008, governing the terms of Mr. Clancy’s employment, including his duties and compensation, and a Variation of Employment Agreement, dated as of July 21, 2021, pursuant to which Mr. Clancy agreed to certain post-termination confidentiality, non-competition, and non-solicitation covenants. In addition, in connection with the Company’s acquisition of an interest in Turner & Townsend, Mr. Clancy and CBRE Titan Acquisition Co. Limited, a wholly owned subsidiary of the Company, entered into a Restrictive Covenant Undertaking, dated as of July 26, 2021, pursuant to which Mr. Clancy agreed to certain non-competition and non-solicitation covenants for a period of 60 months from the closing of that acquisition.

Mr. Clancy will not be eligible to participate the Company’s compensation package for non-employee directors and is not expected to receive any additional compensation for acting as a director of the Company. He is expected to enter into the Company’s standard form of Indemnification Agreement for members of the Board. There is no arrangement or understanding between Mr. Clancy and any other person pursuant to which the Board selected Mr. Clancy as a director.

Item 7.01 Regulation FD Disclosure.

On January 3, 2025, the Company issued a press release announcing that it had completed its previously announced plan to combine its project management business with Turner & Townsend and that Mr. Clancy has been appointed to the Board. A copy of that press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

99.1*	Press release dated January 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2025	CBRE GROUP, INC.

	By:	/s/ EMMA E. GIAMARTINO
Emma E. Giamartino
Chief Financial Officer